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                                                                   EXHIBIT 10.10

                                 ENDOCARE, INC.

                              CONSULTING AGREEMENT

        This Consulting Agreement is entered into as of January 6, 1999 between Robert Byrnes ("Consultant") and ENDOCARE, INC., a Delaware corporation ("Corporation"). In consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

1.      TERM OF RETENTION AS CONSULTANT

        Upon the terms and conditions set forth in this Agreement, Corporation hereby agrees to retain Consultant, and Consultant agrees to act, as a consultant to Corporation. During the term of this Agreement, Consultant agrees to perform the duties set forth in Exhibit A of this Agreement.

2.      COMPENSATION

        For his/her services to Corporation under Section 1 during the term of this Agreement, Consultant shall receive from Corporation Endocare Stock Options, issued from the 1995 Stock Plan, as outlined on Exhibit A of this Agreement.

3.      EXPENSES

        Corporation shall reimburse Consultant for reasonable out-f-pocket expenses incurred by Consultant in connection with Corporation's business, but only if the incurring of any such expenses is approved in writing by an executive officer of Corporation and Consultant provides Corporation with such substantiating receipts or other documentation as Corporation may reasonably require.

4.      TERM

        The term of this Agreement shall begin on the date set forth in the first paragraph and, unless modified in writing by mutual agreement of the parties or terminated earlier pursuant to the terms of this Agreement, shall continue until the earlier of (1) the satisfactory completion of project as outline in Exhibit A and attached hereto or; (2)12/31/99. Either party may terminate this Agreement, at such party's discretion with or without cause, by giving at least seven (7) days prior written notice of the termination to the other party. Upon termination of this Agreement for any reason, Consultant shall promptly return to Endocare all copies of Endocare's data, records or materials of whatever nature or kind, including all materials incorporating proprietary information of Endocare. Consultant shall also furnish to Endocare, all work in progress, or portions thereof, including all incomplete work. The termination of this Agreement pursuant to this Section shall not release either party from any accrued obligation to pay any sum to the other party (whether then or thereafter payable) or operate to discharge any liability incurred prior to the termination date. In addition, the obligations under the following sections shall survive the termination of this Agreement.



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5.      CONFIDENTIAL INFORMATION

        (a) As used in this Agreement, the term "Confidential Information" refers to any and all valuable information of a confidential, proprietary or secret nature related to the present or future business of Corporation, the research and development activities of Corporation or the business of any customer of or supplier or contractor to Corporation. Confidential Information is to be broadly construed and includes, without limitation: (i) information disclosed by Corporation or its customers, suppliers or contractors ("together, "Contractors") to Consultant in the course of his retention by Corporation as well as information developed or learned by Consultant during the course of his retention; (ii) information that his or could have commercial value or other utility in the business in which Corporation or its Contractors are engaged or contemplate being engaged; (iii) information of which the unauthorized disclosure could be detrimental to the interests of Corporation or its Contractors, whether or not such information is identified as Confidential Information by Corporation or its Contractors; and (iv) trade secrets, operations, services, physician practices, surgical operation procedures, computer programs, design, technology, ideas, compositions, processes, formulas, data, source code, know-how, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, techniques, test results, specifications, costs and pricing data, employee information, terms of Corporation's agreements, production and marketing plans and strategies, customers, and other information concerning Endocare or the Company's actual or anticipated business, research or development, or which is received in confidence by Endocare or the Company or for Endocare or the Company from any other person, and information concerning Corporation's Contractors.

        (b) Consultant acknowledges that the Confidential Information is a valuable and unique asset of Corporation, and Consultant agrees at all times during the period of his retention by Corporation and thereafter to keep in confidence and trust all Confidential Information. Consultant agrees that during the period of his retention by Corporation and thereafter he will not directly or indirectly use or exploit the Confidential Information other than in the course of performing duties as a consultant of or other contractor to Corporation, nor will Consultant directly or indirectly disclose any Confidential Information to any person or entity, except in the course of performing his duties to Corporation with the consent of Corporation's executive officers. Consultant will abide by Corporation's policies and regulations, as established from time to time, for the protection of its Confidential Information. Consultant agrees to use his best efforts to ensure that Corporation's confidential information, and any records or documents containing such information, will not be exposed to theft, embezzlement or unauthorized reproduction or disclosure.

6.      COMPANY OWNERSHIP OF INNOVATIONS

        (a) As used in the Agreement, "Developments" means all inventions, discoveries, written or printed materials, trade secrets, designs, techniques, know-how, data or other technical developments which Consultant makes, conceives, reduces to practice or learns of, either individually or jointly with others, during the term of this Agreement, and which are related to or



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useful in the business of Corporation or result from Consultant's retention by
Corporation or from the use of premises owned, leased or otherwise use or acquired by Corporation.

        (b) Subject to the terms of this Agreement, Consultant agrees that any and all Developments are and will be the exclusive property of Corporation. Consultant hereby assigns to Corporation all right, tide and interest Consultant may have or may acquire in and to all Developments. Consultant shall execute any assignments to Corporation or other documents requested by Corporation to evidence such assignment or Corporation's ownership of all such Developments and otherwise agrees to cooperate fully with and aid Corporation in establishing, enforcing and disposing of Corporation's patent and other proprietary rights with respect to all Developments. In the event Corporation is unable to secure Consultant's signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Development, whether due to mental or physical incapacity or any other cause, Consultant hereby irrevocably designates and appoints Corporation and each of its duly authorized officers as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of such patents, copyrights or other rights or protections with the same force and effect as if executed and delivered by Consultant.

        (c) Except with respect to inventions which are to be assigned to or owned by the United States under contracts between Corporation and departments or agencies of the United States, the foregoing assignment to Corporation of Developments will not apply to any invention that Consultant develops entirely on his own time without using Corporation's equipment, supplies, facilities or trade secret information, except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to Corporation's business or to its actual or demonstrably anticipated research or development; or (ii result from any work performed by Consultant for Corporation.

        (d) Consultant will make full and prompt disclosure to Corporation of all Developments made, conceived, reduced to practice or learned by Consultant, either individually or jointly with others, during the term of this Agreement. Consultant shall attach to this Agreement a schedule containing a complete listing of any Developments relevant to his retention by Corporation that were made, conceived or first reduced to practice by Consultant alone or jointly with others prior to his retention by Corporation, or which are covered by the exclusion set forth in (c) above, and that Consultant desires to remove from the operation of this Agreement. Corporation agrees to hold any disclosure in such schedule in confidence.

7.      RETURN OF COMPANY MATERIALS

        Upon the termination of this Agreement for any reason, Consultant agrees promptly and without request to deliver to Corporation all originals and copies of notebooks, documents, reports, files, samples, mailing lists, computer programs and other records and data which are then in Consultant's possession or under his control and which pertain to his retention by Corporation or include Confidential Information or Developments, and to return to Corporation any other tangible personal property owned by Corporation, unless such return is waived in



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writing by Corporation. Provided such retention is disclosed to Corporation and subject to the Consultant's confidentiality obligations, Consultant may retain copies of any such records required to be retained by Consultant to satisfy tax reporting or other legal requirements. Consultant recognizes that the unauthorized taking of any of Corporation's trade secrets is a crime and could also result in civil liability to Corporation.

8.      COMPETITION

        Consultant agrees that, during the term of this Agreement, he will not, except for Corporation or with the written consent of an executive officer of Corporation, engage or have an interest, directly or indirectly, in any other business or venture which would interfere with the performance of his obligations to Corporation or which competes with any material part of Corporation's business. However, this restriction shall not prevent Consultant from passively owning or investing in (a) any shares or other assets which he owns on the date of this Agreement and are listed on a schedule attached to this Agreement or (b) less than one percent (1%) of the outstanding shares of a corporation which are publicly traded.

9.      REMEDIES

        Consultant acknowledges that his services under this Agreement and his agreements in Sections 5-8 are of a special, unique, unusual, extraordinary and/or intellectual character, which give them particular value, that his violation of this Agreement will constitute a material breach of trust and confidence and may be an invasion of privacy, that the breach by him of his agreements set forth in this Agreement could not reasonably or adequately be compensated in damages in an action at law, and that Corporation shall be entitled to injunctive relief for such a breach. Such relief may include, but shall not be limited to, an injunction restraining Consultant from rendering any service or engaging in any activity which breaches or would violate this Agreement. However, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy existing at law or in equity. The election of any one or more remedies by Corporation shall not constitute a waiver of its rights to pursue other available remedies.

10.     CONFLICTING AGREEMENTS

        Consultant represents that his retention by Corporation under this Agreement and related actions have not breached, and will not breach, any covenant to keep in confidence proprietary information or any other agreement with a third party. Consultant has not entered into, and agrees that he will not enter into, any agreement either written or oral in conflict with this Agreement.

11.     MISCELLANEOUS

        (a) GOVERNING LAW



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        All questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of California, excluding its conflict of laws rules.

        (b) SUCCESSORS AND ASSIGNS

        This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Consultant may not assign or otherwise transfer any of his rights or obligations under this Agreement without Corporation's prior written consent and any such transfer in violation of this paragraph shall be void.

        (c) ENTIRE AGREEMENT

        This Agreement contains all of the terms and conditions agreed upon by the patties, and supersedes any prior agreements or understandings, with respect to the subject matter of this Agreement.

        (d) AMENDMENT OR MODIFICATION OF AGREEMENT

        This Agreement may be modified, altered or amended only by the written agreement of both the parties.

        (e) ATTORNEYS' FEES AND COSTS

        In any legal proceeding to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs and necessary disbursements in addition to any other relief to which it or he may be entitled.

        (f) COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which shall be a valid original agreement.

        (g) SEVERABILITY

        If any provision of this Agreement or its application to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and its other application shall not be affected and shall be enforceable to the fullest extent permitted by law.

        (h) FURTHER ACTIONS

        Each party agrees to execute and deliver any further documents and to do any additional acts reasonably required to carry out the terms of this Agreement.

        (i) WAIVERS



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        Any provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by the party or by a duly authorized officer of the party. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

        (j) NOTICES

        Any notice or other communication to a party provided for in this Agreement shall be deemed to have been duly given if delivered personally in writing to the party or on the date of its delivery, in writing addressed to the party, at such party's address determined in accordance with this paragraph. The address of Consultant shall be: 6339 E. Blairwood Lane, Orange, CA 92867. The address of Corporation shall be: 7 Studebaker, Irvine, California 92618. Either party may change its or his address for purposes of this Agreement by a notice given to the other party in accordance with this paragraph.

        (k) INDEPENDENT CONTRACTOR

        Consultant is retained by Corporation only for the purposes and to the extent set forth in this Agreement, and his relationship to Corporation shall, during the term of this Agreement, be that of an independent contractor. Consultant shall not be considered as having employee status or as being entitled to participate in any plans, arrangements or distributions by Corporation pertaining to any pension, stock, bonus, profit sharing or similar benefits for Corporation's employees. Corporation shall not withhold any of Consultant's compensation payments for income tax purposes and shall not have any obligations with regard to Social Security payments for Consultant, insurance or workers' compensation coverage for Consultant, or any similar items. Nothing contained in this Agreement shall be deemed or construed to constitute a relationship of partnership, joint venture, principal and agent, employer and employee, franchisor and franchisee, or any other association between the parties.

        (1) JURISDICTION

        Each party to this Agreement agrees that an action or proceeding to determined or enforce any rights or obligations under this Agreement may be brought in the courts of the State of California in and for the Counties of Orange and Los Angeles. Each party consents to the jurisdiction of such courts over such party for purposes of any such action or proceeding.

        (m) GENDER

        Where required by the context, the masculine gender of pronouns shall be deemed to include the feminine or the neuter.



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EXECUTED at Irvine, California as of the date first written above.

                                       CORPORATION:

                                       ENDOCARE, INC.,
                                       a Delaware corporation

                                       By:    /s/ Paul Mikus
                                          --------------------------------------
                                              CEO & Chairman


                                       By:    /s/ Christine Concepcion
                                          --------------------------------------
                                              Human Resources Manager


                                       CONSULTANT:


                                              /s/ Robert Byrnes
                                       -----------------------------------------
                                              Signature


                                              Robert Byrnes
                                       -----------------------------------------
                                              Printed Name



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                                    EXHIBIT A

                                     DUTIES


1. To assist in the development of a direct sales effort. To assess and develop the knowledge, skills and customer opportunities of Endocare's sales representatives.

2. To support Endocare's Sr. Vice President of Sales and Marketing during the development of a comprehensive training and education program.


Compensation

30,000 Endocare Stock Options in accordance with the 1995 Stock Plan.

        Vesting Schedule:           12,000 (40%) to vest on 3/31/99
                                    9,000 (30%) to vest on 6/30/99
                                    9,000 (30%) to vest on 9/30/99

20,000 Endocare Stock Options in accordance with the 1995 Stock Plan.

        Vesting Schedule:           Options vest 25% per quarter over 4
                                    consecutive quarters in 1999 if
                                    specified sales targets are met according to the attached schedule. Vesting is judged on a quarter by quarter basis (e.g. If Ql target is not met, the corresponding Ql options will not vest and are null and void, however if Q2 is met, only the 25% tied to that quarter will vest.)

If this Agreement terminates prior to the Term set forth in Section 4, all corresponding unvested options shall cancel.



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